                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                              OVERHILL FARMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:
           _____________________________________________________________________

     (2)   Aggregate number of securities to which transaction applies:
           _____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________

     (4)   Proposed maximum aggregate value of transaction:
           _____________________________________________________________________

     (5)   Total fee paid:
           _____________________________________________________________________

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
           _____________________________________________________________________

     (2)   Form, Schedule or Registration Statement No.:
           _____________________________________________________________________

     (3)   Filing Party:
           _____________________________________________________________________

     (4)   Date Filed:
           _____________________________________________________________________

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058




Dear Stockholders:

         You are cordially invited to attend the 2006 annual meeting of stockholders of Overhill Farms, Inc. that will be held on July 17, 2006 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. All holders of our outstanding common stock as of the close of business on June 13, 2006 are entitled to vote at the meeting.

         Enclosed are a copy of the notice of meeting of stockholders, a proxy statement, a proxy card and our latest annual report on Form 10-K. A current report on our business operations will be presented at the meeting and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the meeting.

                                 Sincerely,

                                 /S/ James Rudis
                                 -----------------------------------------------
                                 James Rudis
                                 Chairman, President and Chief Executive Officer

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 17, 2006

         NOTICE IS HEREBY GIVEN that the 2006 annual meeting of stockholders of Overhill Farms, Inc. will be held on July 17, 2006 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058, for the following purposes:

         (1)      to elect seven nominees to our board of directors;

         (2) to transact such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

         Our board of directors has fixed the close of business on June 13, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee and who wish to vote in person at the meeting should bring with them a legal proxy.

         Accompanying this notice are a proxy card, a proxy statement and copy of our latest annual report. PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. As described in the proxy statement, the proxy may be revoked at any time prior to its exercise at the meeting.


                                             By Order of the Board of Directors,

                                             /S/ Richard A. Horvath
                                             ---------------------------
                                             Secretary
Vernon, California
June 13, 2006


                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US TO SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Introduction..................................................................1

Proposal  1 - Election of Directors...........................................3

Stockholder Proposals........................................................20

Available Information........................................................21

Annual Report................................................................21

Other Matters................................................................21

                              OVERHILL FARMS, INC.
                             2727 East Vernon Avenue
                            Vernon, California 90058

                           --------------------------

                                 PROXY STATEMENT

                       2006 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 17, 2006

                           --------------------------

                                  INTRODUCTION

DATE, TIME, PLACE, PURPOSE

         This proxy statement is being furnished to holders of common stock of Overhill Farms, Inc., a Nevada corporation, in connection with the solicitation of proxies by our board of directors for use at the 2006 annual meeting of our stockholders, or at any adjournments and postponements of that meeting. This proxy statement and accompanying form of proxy card are first being sent or given to our stockholders on or about June 23, 2006.

         Our 2006 annual meeting of stockholders will be held on July 17, 2006 at 9:00 a.m. Pacific time, at our principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058. At the annual meeting, you will be asked to consider and vote upon the proposal described in this proxy statement and the accompanying notice of meeting and such other matters as may properly come before the meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have one class of capital stock outstanding, common stock. Only holders of record of our common stock at the close of business on June 13, 2006, which date has been set as the record date, are entitled to notice of and to vote at the meeting.

         As of the close of business on the record date, there were 15,260,271 shares of our common stock outstanding and entitled to vote at the meeting. Each holder of record of our common stock on the record date is entitled to cast one vote per share on each proposal. Directors will be elected by a plurality of the votes cast assuming a quorum is present. Unless otherwise required by law, any other proposal to be voted upon at the meeting will be deemed approved by our stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to the proposal.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "FOR" the proposal described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our Secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our Secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy, and a stockholder whose shares are held in the name of a broker or other nominee must present a legal proxy in order to vote at the meeting).

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposal referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

QUORUM AND TABULATION OF VOTES

         The required quorum for the transaction of business at the 2006 annual meeting of stockholders is a majority of the shares of our stock issued and outstanding and entitled to vote at the meeting. Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting.

         Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) the brokers or nominees do not have discretionary voting power under applicable rules or the instrument under which they serve in such capacity and instructions have not been received from the beneficial owners or persons entitled to vote; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors recommends that our stockholders vote "FOR" the proposal described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSAL TO BE VOTED UPON AT THE MEETING IS DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Our bylaws provide that our board of directors shall consist of not less than three nor more than ten directors, with the exact number of directors that constitutes our board of directors to be set exclusively by a resolution of our board of directors. As of June 13, 2006, eight persons were serving on our board of directors and there was one vacancy.

         John E. McConnaughy, Jr. has voluntarily resigned from his position on our board of directors, with his resignation to be effective as of the close of business on July 14, 2006. Our board of directors has approved a decrease in the authorized number of directors on our board of directors from nine to seven, with the decrease to be effective as of July 14, 2006. Mr. McConnaughy is expected to continue to serve on our board of directors and audit, compensation and nominating and governance committees until his resignation takes effect at the close of business on July 14, 2006.

         Our board of directors proposes that our stockholders elect the following seven nominees to our board of directors: James Rudis, John L. Steinbrun, Harold Estes, Geoffrey A. Gerard, Alexander Auerbach, Louis J. Giraudo and Alexander Rodetis, Jr. Each of these nominees is, at present, a member of our board of directors. Biographical information on the nominees to our board of directors is set forth below under the heading "Directors, Director Nominees and Executive Officers."

         Proxies held by management will be voted in favor of the election of these seven nominees unless the stockholder giving a proxy indicates that the proxy shall not be voted for any or all of them. If for any reason any of the seven nominees should, prior to the annual meeting, become unavailable for election as a director, an event not now anticipated, the proxies held by management may be voted for a substitute nominee, if any, as recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         Below is information regarding our executive officers, directors and director nominees as of June 13, 2006:

                                                                       PRESENT
                                                                    POSITIONS HELD                       DIRECTOR
                  NAME                      AGE                     IN OUR COMPANY                        SINCE
-------------------------------------  ----------  ---------------------------------------------------  ----------
James Rudis                                 56     Chairman of the Board, President, Chief                 1995
                                                   Executive Officer, Director and Director Nominee
John L. Steinbrun                           42     Senior Vice President, Chief Financial Officer,         2003
                                                   Chief Operating Officer, Director and Director
                                                   Nominee
Richard A. Horvath                          60     Senior Vice President and Secretary                       -
Harold Estes                                66     Director and Director Nominee                           2002
Geoffrey A. Gerard(1)(2)(3)                 61     Director and Director Nominee                           2002
John E. McConnaughy, Jr.(1)(2)(3)           77     Director                                                2002
Alexander Auerbach(2)(3)                    62     Director and Director Nominee                           2004
Louis J. Giraudo(1)(2)                      60     Director and Director Nominee                           2004
Alexander Rodetis, Jr.(1)                   63     Director and Director Nominee                           2004

-----------------

(1) Member of audit committee. Mr. McConnaughy will remain on the audit committee until the close of business on July 14, 2006. Mr. Giraudo's appointment to the audit committee is effective as the close of business on July 14, 2006.
(2) Member of compensation committee. Mr. McConnaughy will remain on the compensation committee until the close of business on July 14, 2006. Mr. Auerbach's appointment to the compensation committee is effective as the close of business of July 14, 2006.
(3) Member of nominating and governance committee. Mr. McConnaughy will remain on the nominating and governance committee until the close of business on July 14, 2006. Mr. Auerbach's appointment to the nominating and governance committee is effective as the close of business of July 14, 2006.


         The following information regarding the principal occupations and other employment of our directors, director nominees and executive officers during the past five years and their directorships in certain companies is as reported to us by each of them.

         JAMES RUDIS was elected to our board of directors in April 1995 and has served as President since June 1997. He also served as a director of TreeCon Resources, Inc. (formerly Overhill Corporation) from December 1992 to December 2003, and until December 2003 had served as President of TreeCon Resources since July 1997 and Chairman and Chief Executive Officer of TreeCon Resources since February 1998. He served as Executive Vice President of TreeCon Resources from March 1994 until July 1997. Prior to his employment with us and with TreeCon Resources, Mr. Rudis was President of Quorum Corporation, a private consulting firm involved in acquisitions and market development. From 1970 until 1984, he held various executive positions in CIT Financial Corporation, including Vice President and Regional Manager of that company's Commercial Finance Division.

         JOHN L. STEINBRUN was elected to our board of directors in August 2003 and has served as our Senior Vice President and Chief Financial Officer since April 2003 and as our Chief Operating Officer since May 2005. Mr. Steinbrun has been President of The Steinbrun Group, a business and financial consulting firm, since April 2000. He served as Chief Financial Officer and Chief Operating Officer of Metropolitan Provisions LLC, a foodservice distribution company, from November 2000 to June 2001. From September 1996 to March 2000, Mr. Steinbrun was

Chief Financial Officer and Vice President of Operations of Ancra International LLC, an aerospace and transportation equipment manufacturer. From February 1992 to August 1996, he was Director of Finance and Operations for Davis Wire Corporation, a manufacturer of steel wire and wire products. Mr. Steinbrun, a certified public accountant, served as a senior accountant with Touche Ross and Co. from 1985 to 1988. He holds a B.S. in Accounting from Loyola Marymount University and an M.B.A. in Finance from The University of Chicago.

         RICHARD A. HORVATH has served as our Senior Vice President and Secretary since November 1997. Mr. Horvath also served as our Chief Financial Officer from November 1997 through March 2003 and as a member of our board of directors from November 1999 to September 2004. Mr. Horvath has been in the food industry for almost 30 years. Prior to his employment at Overhill Farms, Mr. Horvath served as the Chief Financial Officer of Martino's. During the period of 1973 to 1996, he held various positions with the Carnation Company, Star Kist Foods and Mission Foods.

         HAROLD ESTES was appointed to our board of directors in October 2002. Mr. Estes is the President of Texas Timberjack, Inc. ("TTI"), a wholly-owned subsidiary of TreeCon Resources. He was elected as a director of TreeCon Resources in February 1996 and resigned from the TreeCon Resources board of directors in April 1997. TTI is a distributor of industrial and commercial timber and logging equipment and is also engaged in certain related timber and sawmill operations. Mr. Estes has been President of TTI since 1984, when he acquired TTI from Eaton Corporation. Mr. Estes previously served as a director of Newton Bancshares, Inc., the parent of First National Bank of Newton (Texas), for approximately ten years until the sale of the bank in October 2001.

         GEOFFREY A. GERARD was elected to our board of directors in February 2002. Mr. Gerard served as Secretary and General Counsel of Equivest, Inc. from 1975 to 1977. Mr. Gerard then served as Secretary and General Counsel for two privately held oil and gas exploration companies until 1978. Mr. Gerard has been in the private practice of law in Dallas County, Texas since 1978, specializing in business transactions. Mr. Gerard currently serves on the board of directors of Viseon, Inc. Mr. Gerard received his B.S. in Business-Finance and his J.D. from Indiana University.

         JOHN E. MCCONNAUGHY, JR. was appointed to our board of directors in October 2002. Mr. McConnaughy has served as Chairman and Chief Executive Officer of JEMC Corporation, a personal holding company, since he founded it in 1985. His career includes positions of management with Westinghouse Electric and the Singer Company, as well as service as a director of numerous public and private companies. In addition, he previously served as Chairman and Chief Executive Officer of Peabody International Corp. and Chairman and Chief Executive Officer of GEO International Corp. He retired from Peabody in February 1986 and GEO in October 1992. Mr. McConnaughy currently serves on the boards of five other public companies (Allis-Chalmers Corporation, Consumer Portfolio Services, Levcor International, Inc., Wave Systems Corp. and Arrow Resources Development Inc.). He also serves as Chairman of the Board of Trustees and on the Executive Committee of the Strang Cancer Prevention Center and as Chairman Emeritus for the Harlem School of the Arts. Mr. McConnaughy previously served on the board of directors for Fortune Natural Resources, which filed a Chapter 11 bankruptcy petition in 2004. Mr. McConnaughy holds a B.A. in Economics from Denison University and an M.B.A. in Marketing and Finance from the Harvard Graduate School of Business Administration.

         ALEXANDER AUERBACH was appointed to our board of directors in September 2004. Mr. Auerbach is President of Alexander Auerbach & Co., Inc., a public relations and marketing services firm that he founded in 1986. Prior to establishing Alexander Auerbach & Co., Inc., Mr. Auerbach served as Chief Operating Officer of two magazine publishing companies. Earlier in his career, Mr. Auerbach was a senior member of the business and financial news staff of The Los Angeles Times and a financial writer for The Boston Globe. Mr. Auerbach holds a B.A. from Columbia University and an M.B.A. from the University of California at Los Angeles.

         LOUIS J. GIRAUDO was appointed to our board of directors in September 2004. Mr. Giraudo is a Co-Founder and Principal of GESD Capital Partners, a private equity firm. Prior to co-founding GESD Capital Partners in January 1999, Mr. Giraudo was Chief Executive Officer of Preferred Capital Markets from January 1999 to December 2002, where he co-directed the development of Preferred Trade, Inc., an online brokerage business. Mr. Giraudo served as Chairman and Chief Executive Officer of the Pacific Coast Baking Company from 1986 to 1993 and as Chairman of Mother's Cake & Cookie Company from 1990 to 1993. Mr. Giraudo has practiced corporate, business and labor law since 1974 and has been a partner at the law firm of Coblentz, Patch, Duffy & Bass, LLP since 1983. In addition, Mr. Giraudo has held several appointed public service positions throughout his career, including Chairman of the Board of Trustees of the University of San Francisco, President of the San Francisco Police Commission, President of the San Francisco Public Utilities Commission and President of the San Francisco Board of Permit Appeals. Mr. Giraudo currently serves on the boards of directors of Andre-Boudin Bakeries, Inc., Golden County Foods, Inc., SoCal Bakeries, Inc., Pabst Brewing Company and Suburban House Furniture Company. Mr. Giraudo holds a B.A. in Political Science, a J.D. from the University of San Francisco and a Doctorate of Humane Letters in Education (Honoris Causa) from the University of San Francisco. Mr. Giraudo was awarded the title of Papal Knight of the Order of St. Gregory the Great by Pope John Paul II in September 2000.

         ALEXANDER RODETIS, JR. was appointed to our board of directors in September 2004. Mr. Rodetis has been in the financial services community for over thirty years. Mr. Rodetis has been the Marketing and Strategic Planning Coordinator of the Daley-Hodkin Group, a business valuation, asset disposition and consulting organization, since March 2004. In addition, he previously held the position of Inventory Appraisal Business Head for the Group. He served as Senior Vice President of General Motors Acceptance Corporation's Commercial Finance Division from 2002 to 2003, where he co-founded the Special Assets Group. From 1998 to 2002, Mr. Rodetis served as Executive Vice President of The Merchants Bank of New York where he co-founded the asset-based lending corporation for that bank. Prior to that, he served as Vice President of Fremont Financial Corp. and of National Westminster Bancorp and held various credit and marketing positions at other banking institutions, including The Chase Manhattan Bank and Citibank North America, Inc. Most recently, Mr. Rodetis co-founded Fairway Financial Services LLC to provide financial and due diligence guidance to bank and non-bank lending institutions as well as to companies seeking solutions to its corporate finance requirements. Mr. Rodetis earned a B.S. in Accounting, a B.A. in Business Administration and an M.B.A. in finance from Fairleigh Dickinson University. He has also completed financial analysis and corporate finance courses at The Harvard School of Business.

TERM OF OFFICE AND FAMILY RELATIONSHIPS

         Our directors are elected at each annual stockholders' meeting or at such other times as reasonably determined by our board of directors. Each of our directors is to hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Each of our executive officers serves at the discretion of our board of directors. There are no family relationships among our executive officers, directors and director nominees.

BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended October 2, 2005, our board of directors held seven meetings and took action by unanimous written consent on thirteen occasions. During fiscal year 2005, no incumbent director attended fewer than 75% of the aggregate of: (1) the total number of meetings of the board of directors; and (2) the total number of meetings held by all committees of the board on which he served.

         Our board of directors has standing audit, compensation and nominating and governance committees. In addition, our bylaws provide that stockholders may also nominate persons for election to our board of directors.

     AUDIT COMMITTEE

     From September 18, 2004 to July 14, 2006, the audit committee has been and will be composed of Messrs. McConnaughy, Gerard and Rodetis, with Mr. McConnaughy serving as the committee chairman. The board of directors has appointed Mr. Giraudo to the audit committee to replace Mr. McConnaughy and has appointed Mr. Rodetis as committee chairman, both to be effective as of the close of business on July 14, 2006. Seven audit committee meetings were held during fiscal year 2005.

     Our board of directors has determined that each of Messrs. McConnaughy and Rodetis is an "audit committee financial expert" and that each of Messrs. McConnaughy, Rodetis, Gerard and Giraudo is "independent" as defined in Sections 121(A) and 803 of the AMEX listing standards.

     The audit committee operates pursuant to a charter approved by our board of directors and audit committee, according to the rules and regulations of the Securities and Exchange Commission ("Commission") and Amex. The committee's principal functions are to monitor our financial reporting process and internal control system, review and appraise the audit efforts of our independent auditors and provide an open avenue of communication among our independent accountants, financial and senior management and our board of directors. We filed a copy of the charter as Appendix A to our definitive proxy statement for our 2004 annual stockholders' meeting.

     COMPENSATION COMMITTEE

     From April 2003 to October 28, 2004, the compensation committee was composed of Messrs. Gerard, McConnaughy and Estes, with Mr. McConnaughy serving as the committee chairman. Revised Amex rules that became applicable to us immediately following our 2004 annual stockholders' meeting require that compensation of our executive officers be determined, or recommended to our board for determination, either by a compensation committee comprised of independent directors or by a majority of the independent directors on our board of directors. In fiscal year 2004, our board of directors determined that Messrs. Gerard and McConnaughy were independent under Section 121(A) of the Amex listing standards but that Mr. Estes was not considered independent under
Section 121(A) because of his employment with an affiliate of the company. However, Mr. Estes was not a current employee or immediate family member of a current employee of our company and our board of directors determined that Mr. Estes' membership on the compensation committee was in the best interests of our company and stockholders because of Mr. Estes' background and business experience and his familiarity with our company and because it was desirable to have three, rather than two, members on our compensation committee.

     To ensure our compliance with the revised Amex rules, our board of directors appointed Messrs. McConnaughy, Gerard and Giraudo to our compensation committee effective immediately following our 2004 annual stockholders' meeting on October 28, 2004, with Mr. McConnaughy continuing as committee chairman until the close of business on July 14, 2006. The board of directors has appointed Mr. Auerbach to the compensation committee to replace Mr. McConnaughy and to serve as committee chairman effective as of the close of business on July 14, 2006. Our board of directors has determined that Messrs. Auerbach, Gerard and Giraudo are independent under Section 121(A).

     The compensation committee's primary functions are to administer our stock option and stock plans, approve grants of securities under those plans, review forms of compensation to be provided to our officers and employees, and review and make recommendations to our board of directors regarding all forms of compensation to be provided to our directors. The entire board of directors also may perform these functions with respect to our stock option and stock plans. The compensation committee operates pursuant to a charter approved by our board of directors and compensation committee. A copy of the charter was filed as Appendix B to our definitive proxy statement for our 2004 annual stockholders' meeting. Two compensation committee meetings were held during fiscal year 2005.

     NOMINATING AND GOVERNANCE COMMITTEE

     Amex rules require that board of director nominations must be either selected, or recommended for the board's selection, by either a nominating committee comprised solely of independent directors or by a majority of our independent directors. Effective as of September 17, 2004, we formed the nominating and governance committee to be composed entirely of non-employee directors who meet Amex independence standards under Section 121(A). From September 17, 2004 to July 14, 2006, the committee has been and will be comprised of Messrs. Gerard and McConnaughy, with Mr. Gerard serving as committee chairman. The board of directors has appointed Mr. Auerbach to the nominating and governance committee to replace Mr. McConnaughy effective as of the close of business on July 14, 2006. The nominating and governance committee assists our board of directors with its nominating function and with reviewing and evaluating our compliance with corporate governance requirements as described in the committee's charter referenced below. The committee utilizes a variety of methods for identifying and evaluating nominees for director, including candidates that may be referred by our stockholders. Stockholders who desire to recommend candidates for the board for evaluation may do so by contacting us in writing, identifying the potential candidate and providing background information. Candidates may also come to the attention of the committee through current board members, professional search firms and other persons. In evaluating potential candidates, the committee will take into account a number of factors, including among others, the following:

     o   independence from management;

     o   whether the candidate has relevant business experience;

     o   judgment, skill, integrity and reputation;

     o   existing commitments to other businesses;

     o   corporate governance background;

     o financial and accounting background, to enable the nominating committee to determine whether the candidate would be suitable for audit committee membership; and

     o   the size and composition of our board.

     The committee operates pursuant to a charter approved by our board of directors and the committee. A copy of the charter was filed as Appendix C to our definitive proxy statement for our 2004 annual stockholders' meeting. The nominating and governance committee selected all of the director nominees for re-election to our board of directors at our 2006 annual meeting of stockholders. One nominating and governance committee meeting was held during fiscal year 2005.

SECURITY HOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

         Our board of directors has established a process to receive communications from security holders. Security holders and other interested parties may contact any member (or all members) of our board of directors, or the independent directors as a group, any committee of our board of directors or any chair of any such committee, by mail or electronically. To communicate with our board of directors, any individual directors or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent "c/o Secretary" at 2727 East Vernon Avenue, Vernon, California 90058. To communicate with any of our directors electronically, security holders should send an e-mail "c/o Secretary," at info@overhillfarms.com.

         All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our board of directors will be forwarded promptly to the addressee. In the case of communications to our board of directors or any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

POLICY WITH REGARD TO BOARD MEMBERS' ATTENDANCE AT ANNUAL MEETINGS

         It is our policy that our directors are invited and encouraged to attend all of our annual meetings. At the time of our 2005 annual meeting of stockholders, we had nine directors, six of whom were in attendance at our 2005 annual meeting.

DIRECTORS' COMPENSATION

     Directors who are also employees of the company receive no additional compensation for services as directors. Non-employee directors are entitled to $2,500 per month in consideration for their service on our board of directors. Steven E. Hartman, who served as director from April 18, 2005 to September 30, 2005, voluntarily waived the director fees during the time he served as a member of the board of directors.

     Members of the special committee of the board that were appointed May 3, 2005 to evaluate strategic financial alternatives to optimize stockholder value were entitled to compensation of $2,500 per month each in addition to their regular board compensation of $2,500 per month. The chairman of the committee was entitled to receive an additional $3,000 per month (for a total of $5,500 per month in addition to his regular board compensation of $2,500 per month). Compensation was paid to special committee members until the special committee disbanded on April 25, 2006.

         We may also periodically award options to our directors under our existing stock option plan or otherwise. To date we have granted options to purchase an aggregate of 1,154,000 shares of our common stock to our directors and to executive officers who also serve or served as directors, including options to purchase an aggregate of 482,000 shares of common stock during fiscal year 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the regulations thereunder, require the directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities ("reporting persons") to file with the Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all reports that they file. James Rudis, Chief Executive Officer and President, and Richard A. Horvath, Senior Vice President, each filed one late Form 4 to report one transaction. Director John E. McConnaughy, Jr. filed one late Form 4 to report two transactions that were reportable on two separate Form 4s, and director Harold Estes filed three late Form 4s to report thirteen transactions that were reportable on seven separate Form 4s.

CODES OF CONDUCT AND ETHICS

         Amex rules that were approved by the Commission on December 1, 2003 required, among other things, that we adopt one or more codes of conduct and ethics no later than six months after that date. The codes of conduct and ethics must be applicable to all of our directors, officers and employees, meet the definition of a "code of ethics" as set forth in Item 406(b) of Regulation S-K of the Commission and otherwise comply with Amex rules.

         We have adopted codes of conduct and ethics that meet the Amex and Commission requirements. We will provide a copy of the codes of conduct and ethics to any person without charge, upon written request to Overhill Farms, Inc., Attention: Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058.

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total return on companies in the S&P 500 Index and on Armanino Foods of Distinction, Inc., Bridgford Foods Corp., Cuisine Solutions, Inc., Gardenburger, Inc. and Monterey Gourmet Foods, Inc. (collectively, the "Peer Group"), assuming reinvestment of dividends for the period beginning November 1, 2002 (the day upon which our common stock began trading publicly) and ending September 30, 2005 (the last trading day of fiscal year 2005). This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on October 31, 2002.



                       [PERFORMANCE GRAPH APPEARS HERE]




                                COMPARISON OF CUMULATIVE TOTAL RETURN ($)

                           ----------------------------------------------------
                           Oct. 2002    Sept. 2003    Sept. 2004    Sept. 2005
                           ----------------------------------------------------

Overhill Farms, Inc.        100.000       28.500        62.250       164.500
S&P 500 Index               100.000      114.332       129.557       146.016
Peer Group                  100.000       74.275        86.252       138.168

EXECUTIVE COMPENSATION

     The following table sets forth for fiscal years 2005, 2004 and 2003 compensation earned for services in all capacities as an employee by our Chief Executive Officer and each of our other executive officers who received an annual salary and bonus of more than $100,000 for services rendered to us during fiscal year 2005 (collectively, the "named executive officers"):

                                                 SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                   ANNUAL COMPENSATION                          AWARDS
                                                   -------------------          OTHER         SECURITIES
       NAME AND                                                                 ANNUAL         UNDERLYING       ALL OTHER
  PRINCIPAL POSITIONS               YEAR         SALARY            BONUS      COMPENSATION      OPTIONS       COMPENSATION
  -------------------               ----         ------            -----      ------------      -------       -------------
                                                                                   (1)

James Rudis,                        2005        $293,536       $137,500 (5)         --           100,000        $13,744 (8)
  Chief Executive Officer           2004        $283,449            --              --              --          $10,143 (8)
  and President                     2003        $239,806 (2)        --              --           300,000        $ 9,384 (8)

John L. Steinbrun,                  2005        $262,008       $ 25,000 (6)         --           200,000             --
  Senior Vice President,            2004        $254,796            --              --              --               --
  Chief Financial Officer           2003        $115,234 (3)        --              --            50,000             --
  and Chief Operating Officer

Richard A. Horvath,                 2005        $149,883       $ 14,000 (7)         --             7,000             --
  Senior Vice President,            2004        $147,192            --              --              --               --
  Secretary and Former              2003        $147,200 (4)        --              --            20,000             --
  Chief Financial Officer

------------
(1) The named executive officers each received certain perquisites and other personal benefits from Overhill Farms and/or TreeCon Resources during fiscal years 2005, 2004 and 2003. These perquisites and other personal benefits, however, did not equal or exceed 10% of the named executive officers' salary and bonus during fiscal years 2005, 2004 or 2003.

(2) Compensation paid to Mr. Rudis in fiscal year 2003 for periods prior to October 29, 2002 was paid by TreeCon Resources.

(3) Mr. Steinbrun's employment with our company commenced April 1, 2003. He was named our Chief Operating Officer effective May 1, 2005.

(4)    Mr. Horvath served as our Chief Financial Officer until March 31, 2003.

(5) Includes $5,500 company contribution paid to Mr. Rudis' 401(k) account as bonus compensation.

(6) Includes $5,000 company contribution paid to Mr. Steinbrun's 401(k) account as bonus compensation.

(7) Includes $2,800 company contribution paid to Mr. Horvath's 401(k) account as bonus compensation.

(8) Represents premium paid for term life insurance for the benefit of Mr. Rudis' spouse.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding options granted in fiscal year 2005 to the named executive officers. We did not grant any stock appreciation rights in fiscal year 2005. This information includes hypothetical potential gains from stock options granted in fiscal year 2005. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of our common stock price over the 10-year life of the stock options granted in fiscal year 2005. These assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.


                                                          INDIVIDUAL GRANTS
                                                          -----------------
                                                           PERCENT
                                                          OF TOTAL
                                                           OPTIONS
                                           NUMBER OF      GRANTED TO                               POTENTIAL REALIZABLE VALUE
                                           SECURITIES     EMPLOYEES   EXERCISE               AT ASSUMED ANNUAL RATES OF STOCK PRICE
                              GRANT        UNDERLYING     IN FISCAL   PRICE PER  EXPIRATION     APPRECIATION FOR OPTION TERM (3)
NAME                         DATE (1)   OPTIONS GRANTED   YEAR (2)      SHARE      DATE                5%               10%
--------------------------   --------   ---------------   ---------   ---------  ----------        -----------      -----------

James Rudis.............     02/01/05         69,136        19.0%      $1.47      02/01/15         $   64,000       $  162,000
James Rudis.............     02/01/05         10,288         2.8%      $1.50      02/01/15         $    9,000       $   24,000
James Rudis.............     02/01/05         10,288         2.8%      $2.00      02/01/15         $    4,000       $   19,000
James Rudis.............     02/01/05         10,288         2.8%      $2.50      02/01/15         $       --       $   14,000
John L. Steinbrun.......     02/01/05        138,272        38.0%      $1.47      02/01/15         $  128,000       $  324,000
John L. Steinbrun.......     02/01/05         20,576         5.7%      $1.50      02/01/15         $   18,000       $   48,000
John L. Steinbrun.......     02/01/05         20,576         5.7%      $2.00      02/01/15         $    8,000       $   37,000
John L. Steinbrun.......     02/01/05         20,576         5.7%      $2.50      02/01/15         $       --       $   27,000
Richard A. Horvath......     02/01/05          7,000         1.9%      $1.47      02/01/15         $    6,000       $   16,000

------------

(1)    The options vested and became exercisable on May 23, 2005.

(2) Based on options to purchase 364,000 shares granted to our employees during fiscal year 2005.

(3)    Calculated using the potential realizable value of each grant.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table provides information regarding the number of shares of common stock underlying options held by the named executive officers at October 2, 2005. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option. No options were exercised by the named executive officers during fiscal year 2005.


                                                                NUMBER OF
                                                          SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                           SHARES                            OCTOBER 2, 2005                  OCTOBER 2, 2005 (1)
                          ACQUIRED        VALUE       -----------------------------      ------------------------------
NAME                    ON EXERCISE     REALIZED      EXERCISABLE     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                    -----------     --------      -----------     -------------      -----------      -------------

James Rudis...........        --            --          400,000             --            $ 672,642             --
John L. Steinbrun.....        --            --          250,000             --            $ 460,784             --
Richard A. Horvath....        --            --           27,000             --            $  46,540             --

------------

(1) Based on the last reported sale price of our common stock of $3.29 on September 30, 2005 (the last trading day during fiscal year 2005) as reported by the American Stock Exchange, minus the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     We are a party to an employment agreement with James Rudis, our Chief Executive Officer and President. We do not maintain employment agreements with any of our other personnel.

     JAMES RUDIS EMPLOYMENT AGREEMENT

     Mr. Rudis' employment agreement, as amended, runs through October 31, 2006 and extends from year to year thereafter unless terminated by Mr. Rudis or by us upon giving to Mr. Rudis minimum notice of at least 90 days prior to the expiration of the initial term or the anniversary or renewal date of the beginning of the next annual extension period. Mr. Rudis' base salary as most recently adjusted on November 1, 2005 is $296,214 per year, and we will review his compensation annually and increase it in a percentage not less than that of the annual increase in the cost of living. The employment agreement contains a covenant by Mr. Rudis not to compete with us during the term of his employment and for a period of one year thereafter. We have agreed to provide at our expense a $1 million life insurance policy on Mr. Rudis' life, payable to a beneficiary of his choice, and to pay to him up to $800 per month for an automobile lease and to reimburse him for all operating expenses relating to the leased automobile. On February 1, 2005, Mr. Rudis was granted options to purchase up to 100,000 shares of common stock at per share exercise prices ranging from $1.47 to $2.50. The options vested and became exercisable on May 23, 2005.

     The employment agreement also provides that if Mr. Rudis is terminated by reason of his death or disability, he or his estate is entitled to receive:

     o his base salary, bonuses earned and reimbursement for business expenses, all through date of termination;

     o all rights to which he or his estate is entitled under our life insurance policy; and

     o    all amounts to which he is entitled under any profit sharing plan.

     If Mr. Rudis voluntarily resigns prior to the end of the term, he will not be entitled to receive any bonus payments. If he is terminated other than for cause, he will be entitled to receive his salary for the remainder of the term of the agreement, monthly payments for one year equal to the monthly premium required to maintain his life and health insurance benefits pursuant to COBRA under our group insurance plan, to have all indebtedness by him to us forgiven and to use the car provided to him in his employment agreement for one year following the date of termination.

     JOHN L. STEINBRUN EXPIRED EMPLOYMENT AGREEMENT

     Mr. Steinbrun's employment agreement expired April 30, 2006. The agreement provided Mr. Steinbrun with a base salary of $250,000 and a discretionary bonus based on performance, as determined by our board of directors. Mr. Steinbrun was granted an immediately vested and exercisable five-year option to purchase up to 50,000 shares of common stock at an exercise price of $0.70 per share under our 2002 Employee Stock Option Plan. On February 1, 2005, Mr. Steinbrun was granted options to purchase up to 200,000 shares of common stock at per share exercise prices ranging from $1.47 to $2.50. The options vested and became exercisable on May 23, 2005. The employment agreement provided that Mr. Steinbrun was entitled to an automobile allowance of $600 per month. Since the expiration of Mr. Steinbrun's employment agreement on April 30, 2006, Mr. Steinbrun's employment with us has been continued at-will under substantially the same terms as his expired employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From April 2003 to October 28, 2004, our compensation committee was composed of Messrs. Gerard, McConnaughy and Estes. Since immediately following our 2004 annual stockholders' meeting on October 28, 2004, our compensation committee has been composed of Messrs. Gerard, McConnaughy and Giraudo.

     No director who was a member of the compensation committee during fiscal year 2005 was an officer or employee of our company during fiscal year 2005, was formerly an officer of our company or our former subsidiary, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K under the Securities Act of 1933 ("Securities Act"), except that Mr. Estes is the president of Texas Timberjack, Inc., a wholly-owned subsidiary of TreeCon Resources, our former parent. None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such company performing similar functions or, in the absence of any such committee, the entire board of directors of such corporation), one of whose executive officers serves on our compensation committee. None of our executive officers serves as a director of another corporation, one of whose executive officers served on our compensation committee. None of our executive officers serves as a member of a compensation committee of another corporation (or other board committee of such corporation performing similar functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers serves as one of our directors.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION GOVERNANCE

         Our compensation committee is responsible for reviewing and making recommendations to our board of directors regarding compensation policy for our executive officers and also has the authority to approve grants under our stock plans.

     COMPENSATION PHILOSOPHY

         Our compensation programs for our executive officers are intended to reflect our performance and the value created for our stockholders. In addition, the compensation programs are intended to support our short-term and long-term strategic goals and values and reward individual contributions to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to these individuals.

         The compensation committee's policy is to provide our executive officers with compensation opportunities that are based upon our financial performance and the executive officers' contribution to that performance. In light of the competitiveness to retain qualified executive officers, the compensation committee also takes into consideration whether the compensation offered to our executive officers is competitive enough to attract and retain highly skilled individuals.

         We also offer alternative sources of compensation, such as stock options, to our executive officers. Options provide executive officers with the opportunity to buy and maintain an equity interest in our company and to share in the appreciation of the value of our common stock. In addition, if a participant were to leave prior to the exercise of the participant's options, the unexercised options would be forfeited after the expiration of the period specified in the options. This makes it more difficult for competitors to recruit key employees away from us. We believe that option grants afford a desirable long-term compensation method because they closely align the interests of our management and other employees with stockholder value and motivate officers to improve our long-term stock market performance.

         Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted in any year with respect to each of our named executive officers. It is our policy that, to the extent possible, compensation will be structured so that the federal income tax deduction limitations will not be exceeded.

     EXECUTIVE COMPENSATION FOR FISCAL YEAR 2005

         We consider individual experience, responsibilities and tenure when determining base salaries. In addition, we analyze qualitative and quantitative factors when awarding incentive compensation, such as our achievements and financial performance compared to pre-established performance goals.

         During fiscal year 2005, we amended our employment arrangement with our Chief Financial Officer. Effective as of May 1, 2005, we amended our employment agreement with Mr. Steinbrun to provide him the additional title of Chief Operating Officer to adequately reflect his responsibilities. Mr. Steinbrun's employment contract was also extended through April 30, 2006.

         On May 18, 2005, our board of directors, upon recommendation of the compensation committee, approved bonus program criteria for each executive officer for fiscal year 2005. The primary criteria related to our overall performance, progress on strategic objectives and each individual's contribution to that performance. During fiscal year 2005, we improved our financial performance compared to fiscal year 2004, with year-over-year increases in revenues of 21%, gross profit of 38%, operating income of 91% and net income of 273%. We also strengthened our balance sheet and improved our capital and liquidity positions.

         Mr. Rudis' bonus program for fiscal year 2005 permitted a discretionary bonus equal to 2% of his gross W-2 earnings payable in the form of a 401(k) contribution and a discretionary performance bonus payable in cash equal to approximately 8% of Mr. Rudis' gross W-2 earnings based upon our achievement of certain net income targets and Mr. Rudis' contribution to our success during fiscal year 2005. The program also provided that Mr. Rudis would receive additional non-discretionary cash bonus payments, each of which would be equal to 10% of Mr. Rudis' base salary, for each specified increment by which we exceeded net income targets for fiscal year 2005. Based on our performance and Mr. Rudis' contribution to our success during fiscal year 2005, Mr. Rudis earned bonus compensation consisting of $132,000 in cash and a $5,500 contribution to his 401(k) account.

         Mr. Steinbrun's bonus program for fiscal year 2005 permitted a discretionary bonus equal to 2% of Mr. Steinbrun's gross W-2 earnings payable in the form of a 401(k) contribution and a discretionary performance bonus payable in cash equal to approximately 8% of Mr. Steinbrun's gross W-2 earnings based upon our achievement of certain net income targets and Mr. Steinbrun's contribution to our success during fiscal year 2005. Based on our performance and Mr. Steinbrun's during fiscal year 2005, Mr. Steinbrun earned bonus compensation consisting of $20,000 in cash and a $5,000 contribution to his 401(k) account.

         Mr. Horvath's bonus program for fiscal year 2005 permitted a discretionary bonus equal to 2% of Mr. Horvath's gross W-2 earnings payable in the form of a 401(k) contribution and a discretionary performance bonus payable in cash equal to approximately 8% of Mr. Horvath's gross W-2 earnings based upon our achievement of certain net income targets and Mr. Horvath's contribution to our success during fiscal year 2005. Based on our performance and Mr. Horvath's during fiscal year 2005, Mr. Horvath earned bonus compensation consisting of $11,200 cash and a $2,800 contribution to his 401(k) account.

         We granted incentive equity compensation to our executive officers during fiscal year 2005 in recognition of their achievements. On February 1, 2005, the closing sale price of a share of our common stock on Amex was $1.47. On February 1, 2005, Mr. Rudis was granted options to purchase up to 100,000 shares of common stock at per share exercise prices ranging from $1.47 to $2.50. On February 1, 2005, Mr. Steinbrun was granted options to purchase up to 200,000 shares of common stock at per share exercise prices ranging from $1.47 to $2.50. On February 1, 2005, Mr. Horvath was granted options to purchase up to 7,000 shares of common stock at per share exercise prices of $1.47. All of these options granted to the executive officers vested and became exercisable on May 23, 2005.

     CONCLUSION

         Our policy is not to disclose target levels with respect to specific quantitative or qualitative performance-related factors or factors considered to involve confidential business information, because their disclosure would have an adverse effect on us.

         Attracting and retaining talented and motivated management and employees is essential to create long-term stockholder value. Offering a competitive, performance-based compensation program with an equity component helps to achieve this objective by aligning the interests of executive officers and other key employees with those of stockholders. We believe that our fiscal year 2005 compensation program met these objectives.

                                              COMPENSATION COMMITTEE:

                                              John E. McConnaughy, Jr., Chairman
                                              Geoffrey A. Gerard
                                              Louis J. Giraudo

BOARD AUDIT COMMITTEE REPORT

         The audit committee of our board of directors reviewed and discussed with the independent registered public accounting firm all matters required by standards of the Public Company Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed our audited financial statements, both with and without management present. In addition, the audit committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based upon the audit committee's review and discussions with management and the independent registered public accounting firm, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for fiscal year 2005, for filing with the Commission. The audit committee also appointed the independent registered public accounting firm.

                                              AUDIT COMMITTEE:

                                              John E. McConnaughy, Jr., Chairman
                                              Geoffrey A. Gerard
                                              Alexander Rodetis, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the close of business on June 13, 2006, the record date, a total of 15,260,271 shares of our common stock were outstanding. The following table sets forth to our knowledge certain information as of that date (or as of the earlier dates set forth in the footnotes to the table) regarding the beneficial ownership of our common stock by:

         o        each of our directors and director nominees;

         o each of our current executive officers named in the summary compensation table;

         o all of our directors, director nominees and executive officers as a group; and

         o each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting stock as of the date of the table.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Commission and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options held by that holder that are currently exercisable or are exercisable within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

         The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Messrs. Steinbrun, Rudis and Horvath are executive officers. Messrs. Estes, Steinbrun, Rudis, Gerard, Auerbach, Giraudo, Rodetis and McConnaughy are directors. Except as indicated below, the address for each named beneficial owner is the same as ours.

                                                              BENEFICIAL OWNERSHIP OF
                                                                    COMMON STOCK
                                                           -------------------------------
                                                              NUMBER         PERCENTAGE OF
               NAME OF BENEFICIAL OWNER                      OF SHARES           CLASS
------------------------------------------------------     -------------     -------------
 William Blair & Company, L.L.C.......................      2,216,024(1)         14.5%
 Harold Estes.........................................      2,181,650(2)         14.2%
 LB I Group Inc.......................................      1,460,000(3)          9.6%
 Trustman c/o STI Classic Small Cap Growth Fund.......      1,155,000(4)          7.6%
 John L. Steinbrun...................................         719,900(5)          4.6%
 James Rudis..........................................        678,950(6)          4.3%
 Geoffrey A. Gerard...................................         77,000(7)           *
 Richard A. Horvath...................................         32,750(8)           *
 Alexander Auerbach..................................          30,000(9)           *
 Louis J. Giraudo....................................          25,000(7)           *
 Alexander Rodetis, Jr...............................          25,000(7)           *
 John E. McConnaughy, Jr.............................             --             --
  All directors, director nominees and executive
    officers as a group (9 persons)...................      3,770,250            23.3%

------------------

*    Less than 1.0%.

(1) Based on ownership information provided to us by William Blair & Company, L.L.C. Includes 1,684,600 shares owned of record by William Blair Small Cap Growth Fund, over which power to vote or dispose of the shares is held by Karl Brewer, principal of William Blair & Company, L.L.C. The address for William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, Illinois 60606.

(2) Mr. Estes' address is 6004 South US Highway 59, Lufkin, Texas 75901. Includes 75,000 shares of common stock underlying options.

(3) Based on ownership reported on Schedule 13G filed by LB I Group Inc., Lehman Brothers Inc. and Lehman Brothers Holdings Inc. on December 28, 2005. Lehman Brothers Inc. is the parent company of LB I Group Inc. Lehman Brothers Holdings Inc., a public reporting company, is the parent company of Lehman Brothers Inc. The address for this holder is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022, Attention: Henry Klein and Eric Salzman.

(4) To our knowledge based upon information provided to us by the holder as of April 13, 2006. Power to vote or dispose of the shares is held by Mark Garfinkel, as managing director and portfolio manager of Trusco Capital Management. The address for this holder is c/o Trusco Capital Management, 50 Hurt Plaza, Suite 1400, Atlanta, Georgia 30303.

(5)  Includes 250,000 shares of common stock underlying options.

(6)  Includes 400,000 shares of common stock underlying options.

(7)  Represents shares of common stock underlying options.

(8)  Includes 27,000 shares of common stock underlying options.

(9)  Includes 25,000 shares of common stock underlying options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with our spin-off from our former parent, Overhill Corporation (now TreeCon Resources), we received from Overhill Corporation a non-recourse promissory note in the principal amount of $207,375 made on September 25, 2001 by Mr. Rudis, our President, Chief Executive Officer and Chairman of the Board. This note became due and payable on September 24, 2003 and was collateralized solely by 276,500 shares of common stock of TreeCon Resources. Based on our assessment of the collectibility of this note, including the value of the subject collateral, we assigned no value to the note upon its receipt. During the quarter ended April 2, 2006, Mr. Rudis tendered the 276,500 shares of TreeCon Resources common stock that had served as collateral for the note receivable. As of June 13, 2006, we had sold 204,100 of the TreeCon Resources shares for net proceeds of $114,000. Since no value had been assigned to the note when we received it, the proceeds of the sale were recorded as an increase in shareholders' equity.

         On December 23, 2005, Levine Leichtman Capital Partners II, L.P. ("LLCP"), a principal stockholder and secured creditor of ours at the time, resold to 15 institutional investors in a private transaction all of the 5,771,661 shares of our common stock that LLCP owned of record as of that date, including shares of common stock that LLCP received upon exercise of warrants and conversion of shares of Series A Convertible Preferred Stock in connection with the resale transaction ("Transferred Shares"). To facilitate LLCP's sale of the Transferred Shares, we made various representations and warranties as a party to a stock purchase agreement with LLCP and the investors. In addition, we entered into a registration rights agreement with the investors that required us to register for resale the Transferred Shares and to maintain the effectiveness of the registration statement for a maximum of 24 months following the closing date. The registration statement was declared effective by the Commission on April 13, 2006. If we are unable to meet our obligations under the registration rights agreement to maintain the effectiveness of the registration statement, we will be required to pay to each investor liquidated damages equal to 1% of the amount paid by the investor for the Transferred Shares still owned by the investor on the date of the default and 1% of the amount paid by the investor for the Transferred Shares still owned by the investor on each monthly anniversary of the date of the default that occurs prior to the cure of the default.

         There were no material relationships between us and any of the investors who purchased the Transferred Shares from LLCP. However, William Blair Small Cap Growth Fund, LB I Group Inc., and Trustman c/o STI Classic Small Cap Growth Fund each became beneficial owners of more than 5% of our outstanding common stock at the closing of the transaction with LLCP.

         On December 23, 2005, we, LLCP and James Rudis entered into a Third Amendment to the Amended and Restated Investor Rights Agreement. The primary purposes of the amendment were to remove James Rudis as a party to that agreement and to eliminate LLCP's board member designation rights, co-sale rights, right of first refusal, anti-dilution protection provisions and stock option related approval rights and limitations. Also, the amendment deleted from the February 24, 2005 letter agreement between LLCP and us (previously described in our Form 8-Ks for February 24, 2005 and May 18, 2005) the provision restricting the price of future awards that may be made under our 2005 Stock Plan.

         The stock purchase agreement described above provides that the Amended and Restated Registration Rights Agreement, dated as of October 29, 2002, between LLCP and us was terminated on December 23, 2005.

         Effective December 15, 2003, we engaged Steinbrun, Hughes and Assoc. ("SHA"), a business and financial consulting firm, to search for candidates to place in either vacant or newly created positions within our company and to provide consultants to temporarily fill vacant positions. Mr. Steinbrun, who is one of our directors and executive officers, is a stockholder, director and officer of SHA. We paid SHA $11,960 for services rendered under this agreement during our fiscal year 2005. These fees did not total more than 5% of SHA's gross revenues for its fiscal year ended December 31, 2004. No fees were paid to SHA under this engagement from October 3, 2005 through June 13, 2006.

         In February 2004, we engaged Alexander Auerbach & Co., Inc. ("AAPR") to provide us with public relations and marketing services. AAPR provides public relations, media relations and communications marketing services to support our sales activities. Alexander Auerbach, who is a director of our company, is a stockholder, director and officer of AAPR. We paid to AAPR $53,352 for services rendered under this engagement during our fiscal year 2005. These fees totaled more than 5% of AAPR's gross revenues for its fiscal year ended January 31, 2005. We paid to AAPR $27,707 for services rendered under this engagement from October 3, 2005 through June 13, 2006.

         We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings "Employment Contracts and Termination of Employment and Change-in-Control Arrangements," "Director Compensation" and "Board Compensation Committee Report on Executive Compensation." On November 28, 2005, director John E. McConnaughy, Jr. exercised his options to purchase 75,000 shares of our common stock through payment of $11,589 cash and surrender of 14,200 shares of our common stock, as permitted by the terms of the option agreements.

         On April 17, 2006, in conjunction with our execution of a new credit agreement with Guggenheim Corporate Funding, LLC, we provided LLCP and PSI with irrevocable notices of our intention to repay our debt and terminate our financing arrangements with them on May 17, 2006. These financing arrangements were terminated on May 17, 2006 in connection with the funding of the new credit facility and the repayment of our debt to LLCP and PSI.

         The interest of the particular director, executive officer or security holder in each matter described above was disclosed to our board of directors before our board of directors approved the matter.


PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

         We anticipate that a representative of Ernst & Young LLP, our principal independent registered public accounting firm for fiscal year 2005 and our current fiscal year, will be present at our 2006 annual stockholders' meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

         The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for fiscal years 2005 and 2004 and fees billed for other services rendered by Ernst & Young LLP:

                                                2005              2004
                                           --------------    --------------
        Audit Fees.....................       $334,250          $307,000
        Audit-Related Fees.............              -                 -
        Tax Fees.......................              -            56,500
        All Other Fees.................              -                 -
                                           --------------    --------------
                                              $334,250          $363,500
                                           ==============    ==============

         Fees for audit services include fees associated with the annual audit and the reviews of our quarterly reports on Form 10-Q. Tax fees included tax compliance, tax advice and tax planning services.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         Our audit committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our principal independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the audit committee prior to the completion of the audit. No services were provided by Ernst & Young LLP pursuant to this exception.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Exchange Act, proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2007 annual stockholders' meeting must be received by us by February 13, 2007 in order to be considered for inclusion in our proxy materials relating to our 2007 annual stockholders' meeting. Such proposals should be addressed to our Secretary and may be included in next year's annual stockholders' meeting proxy materials if they comply with rules and regulations of the Commission governing stockholder proposals. For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions of our bylaws.

         Our bylaws provide that nominations of persons for election to our board of directors may be made by any stockholder of the corporation entitled to vote for the election of directors at a meeting if appropriate written notice of the stockholder's intent to make a nomination is delivered to or mailed and received by our Secretary at our principal executive offices not later than: (1) with respect to an election to be held at an annual stockholders' meeting, 90 days prior to the date one year after the immediately preceding annual meeting of stockholders, or (2) with respect to an election to be held at a special stockholders' meeting, the close of business on the tenth day following the date on which notice of the special meeting is first given to stockholders. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in full compliance with this procedure.

         Our bylaws provide that for all other proposals to be timely, an appropriate stockholder's notice must be received by us at our principal executive offices not less than 20 days nor more than 50 days prior to next year's annual stockholders' meeting, except that if we give less than 30 days' notice or prior public disclosure of the date of the meeting, notice by a stockholder to be timely must be received by us not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or publicly disclosed. If the presiding officer at the annual meeting determines and declares that a stockholder who wishes to bring business before the annual meeting has failed to comply with this notice procedure, then the business proposed by the stockholder shall not be transacted.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Exchange Act. In accordance with that act, we file reports, proxy statements and other information with the Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. From the time our common stock began trading publicly on November 1, 2002, our common stock has been traded on Amex under the symbol "OFI."


                                  ANNUAL REPORT

         A copy of our annual report on Form 10-K for the fiscal year ended October 2, 2005, as filed with the Commission (exclusive of exhibits), accompanies this proxy statement. The annual report is not incorporated by reference into this proxy statement and is not deemed to be a part of this proxy solicitation material.

         Additional copies of our annual report (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Overhill Farms, Inc., Attention: Investor Relations, 2727 East Vernon Avenue, Vernon, California 90058, telephone (323) 582-9977. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our annual report, can be found free of charge on the worldwide web at http://www.sec.gov.


                                  OTHER MATTERS

         In accordance with our bylaws, only business brought before the meeting by or at the direction of our board of directors or by any stockholder who complies with the advance notice procedures set forth in our bylaws may be conducted. As of the date of this proxy statement, our board of directors does not know of any other matter that will be brought before the meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement of the meeting, the person or persons voting the proxies will vote on that matter in accordance with their best judgment and discretion.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Dated: June 13, 2006

APPENDIX A


                              OVERHILL FARMS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                       2006 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 17, 2006

         The undersigned hereby appoints James Rudis and Richard A. Horvath, or either of them individually, as the attorney, agent and proxy of the undersigned, with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of common stock of Overhill Farms, Inc. (the "Company") held of record by the undersigned at the close of business on June 13, 2006, at the 2006 annual meeting of stockholders to be held on July 17, 2006 at 9:00 a.m. Pacific time, at the Company's principal executive offices located at 2727 East Vernon Avenue, Vernon, California 90058 and at any and all adjournments and postponements thereof. The Company's board of directors recommends a vote "FOR" the following proposal as designated on the reverse side:


                (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                              OVERHILL FARMS, INC.

                                  JULY 17, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES."

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

--------------------------------------------------------------------------------

1. To consider and vote upon a proposal to elect seven nominees to the Company's board of directors:

                                                    NOMINEES:
[ ]   FOR ALL NOMINEES                              0 James Rudis
                                                    0 John L. Steinbrun
[ ]   WITHHOLD AUTHORITY                            0 Harold Estes
      FOR ALL NOMINEES                              0 Geoffrey A. Gerard
                                                    0 Alexander Auerbach
[ ]   FOR ALL EXCEPT                                0 Louis J. Giraudo
      (See instructions below)                      0 Alexander Rodetis, Jr.


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

2. The proxy holder(s) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments and postponements of the meeting.

      This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR ALL NOMINEES." All other proxies previously given by the undersigned in connection with the action proposed on this proxy are hereby expressly revoked. This proxy may be revoked at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy or by voting at the meeting in person.

--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and [ ] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

--------------------------------------------------------------------------------
Signature of Stockholder                                 Date:
                         -------------------------------      ------------------
Signature of Stockholder                                 Date:
                         -------------------------------      ------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING.  [  ]


                                      A-2